Exhibit 99.4

AMENDMENT NO. 2

TO THE ASSET SALE AGREEMENT

AMENDMENT NO. 2, dated as of November 13, 2009 (this “Amendment No. 2”), to the Asset Sale Agreement, dated as of July 24, 2009, as amended by Amendment No. 1, dated as of October 30, 2009 (as amended, supplemented or otherwise modified from time to time, the “Agreement”) by and among Nortel Networks Corporation, Nortel Networks Limited, Nortel Networks Inc. and the Affiliates of the foregoing listed in Exhibit A to the Agreement (collectively, the “Sellers”) and Telefonaktiebolaget L M Ericsson (publ) (the “Buyer” and, together with the Sellers, the “Parties”).

WHEREAS, the Parties wish to amend the Agreement; and

WHEREAS, pursuant to Section 10.4 of the Agreement, the Agreement may be amended pursuant to a written agreement among the Parties;

NOW, THEREFORE, in consideration of the premises herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein or amended hereby, capitalized terms used herein which are defined in the Agreement, as amended at any time and from time to time hereafter, shall have the meanings ascribed to them in the Agreement.

2.	Assigned Accounts Receivable/Purchase Price Adjustment.

(a)	The definition of “Assigned Accounts Receivable” is hereby deleted in its entirety.

(b)	Section 2.1.1(e) is hereby amended and restated in its entirety as follows:

“[Reserved]”

(c)	Section 2.2.2(b) is hereby amended and restated to read in its entirety as follows:

“As used in this Agreement, “Estimated Purchase Price” means an amount equal to:

(i)	one billion one hundred thirty million dollars ($1,130,000,000); minus

(ii)	$2,600,000 for the China Assets; plus

(iii)	an amount, which may be positive or negative, equal to the Estimated Adjusted Net Working Capital plus $22,000,000; minus

(iv)	the Estimated Employee Adjustment Amount (if any); minus

(v)	$5,000,000;

provided, however, that if the amount calculated in clause (iii) is a positive number greater than $30,000,000, then such amount shall be deemed to be $30,000,000 for purposes of calculating the Estimated Purchase Price.”

(d)	Section 2.2.3.1(a) is hereby amended to include the following words before the words “provided, however”:

“minus (D) $5,000,000;”

3.	Purchase Orders.

(a)	The definition of “Assigned Contracts” is hereby deleted in its entirety and replaced with the following:

“Assigned Contracts” means (i) the Assumed and Assigned Contracts, (ii) the Designated Non-365 Contracts and (iii) the Purchase Orders.”

(b)	The following definition is hereby added to Section 1.1 in proper alphabetical order:

““Purchase Order” means any purchase order, statement of work or similar Contract that is not related to or does not form part of any other Contract, pursuant to which a Third Party is providing products or services to Sellers exclusively for use in the Business.”

4.	Effective Time. Section 2.3.1 is hereby amended by adding the following at the end thereof:

“Subject to the terms and conditions of this Agreement, legal title, equitable title and risk of Loss with respect to the Assets will transfer to the Purchaser or the relevant Designated Purchaser, and the Assumed Liabilities will be assumed by the Purchaser and the relevant Designated Purchasers at effective time of the Closing which shall be 12:00:01 a.m. eastern standard time on Saturday, November 14, 2009.”

5.	Regulatory Fees/Purchase Price Adjustment.

(a)	The following definition is hereby added to Section 1.1 in proper alphabetical order:

““Reimbursed Regulatory Fees” means the sum of (i) $140,000, which amount represents 50% of the fees paid in connection with required filings under the HSR Act, and (ii) $23,212.50, which amount represents 50% of the fees paid in connection with filings required under the Competition Act.”

(b)	Section 2.3.2(b)(i) is hereby amended by inserting “and less the Reimbursed Regulatory Fees” following the words “Escrow Amount”.

6.	Owned Equipment. The following shall be added at the end of Section 2.1.1:

“Notwithstanding anything to the contrary herein, Owned Equipment shall not include any of the Equipment set forth on Section 1.1(h)(A) of the Sellers Disclosure Schedule (the “Excluded Servers”). At any time prior to the expiration of the term of the Transition Services Agreement, the Purchaser may, by notice to the Sellers, request the transfer of any or all Excluded Servers that are WPP Servers (as set forth on Section 1.1(h)(A)(i) of the Sellers Disclosure Schedule) to the Purchaser or any Designated Purchaser and, as soon as practicable after such notice, and in any event, within the time period specified in such notice, the Sellers shall, without any additional consideration therefor from the Purchaser or any Designated Purchaser, transfer all of their right, title and interest in and to such WPP Servers to the Purchaser or the relevant Designated Purchasers in a manner consistent with the transfer of Owned Equipment hereunder. During the term of the Transition Services Agreement, if the Sellers and the Purchaser agree to any work order providing for the transfer to the Purchaser or any Designated Purchaser of CDMA research and development information currently loaded on any of the Excluded Servers set forth on Section 1.1(h)(A)(ii) of the Sellers Disclosure Schedule (the “RES Servers”), the Sellers shall, pursuant to such work order, segregate the CDMA research and development information from other information belonging to the Sellers and load such segregated CDMA research and development information onto (i) a RES Server(s), (ii) a server(s) obtained from the Sellers’ pool of surplus or decommissioned servers or (iii) a server(s) or other storage device(s) obtained by the Seller from third parties (such loaded server(s) or other storage device(s), the “Loaded Devices”). Following such segregation and loading, and prior to the expiration of the term of the Transition Services Agreement, the Purchaser may, by notice to the Sellers, request the transfer of the Loaded Devices to the Purchaser or any Designated Purchaser and, as soon as practicable after such notice, and in any event, within the time period specified in such notice, the Sellers shall transfer all of their right, title and interest in and to such Loaded Devices to the Purchaser or the relevant Designated Purchasers in a manner consistent with the transfer of Owned Equipment hereunder. Neither the Purchaser nor any Designated Purchaser shall be required to pay any additional consideration under this Agreement for the transfer of the Loaded Devices; provided, that, the Purchaser or the applicable Designated Purchaser shall, as set forth in agreed work orders, pay the Sellers for the segregation and loading of

CDMA research and development information and for any Loaded Devices that are servers or storage devices obtained from third parties.”

7.	Non-Assignable Contracts. The following shall be added as Section 5.14(c):

“If, after the Closing, the Purchaser or the relevant Designated Purchaser receives a purchase order on account of any Non-Assignable Contract that is a contract between a Seller and a customer of such Seller (each a “Non-Assignable Customer Contract” and the customer counterparty thereto a “Non-Assignable Customer Counterparty”), Purchaser or the relevant Designated Purchaser shall request that such Non-Assignable Customer Counterparty consent in writing to the assignment of such Non-Assignable Customer Contract to Purchaser or the relevant Designated Purchaser. For the period in which such consent is not forthcoming (the “Non-Assignable Period”), Purchaser or the relevant Designated Purchaser shall process such purchase order and Seller shall provide the Purchaser or the relevant Designated Purchaser with the interest, benefits and rights under such Non-Assignable Customer Contract in accordance with Section 5.14(a); provided, however, that Seller’s obligation to provide Purchaser or the relevant Designated Purchaser with the interest, benefits and rights under such Non-Assignable Customer Contract will terminate upon the earliest of (i) the effective date of such consent, (ii) the effective date of any direct agreement between Purchaser (or the relevant Designated Purchaser) and such Non-Assignable Customer Counterparty or (iii) in accordance with Section 5.14(a); provided further, however, that Purchaser and the relevant Designated Purchaser agree to indemnify, defend and hold Sellers and each Seller’s respective directors, officers and personnel (collectively, the “Non-Assignable Customer Contracts Indemnitees”) harmless from and against any and all losses, costs, damages, expenses and liabilities whatsoever (including reasonable legal fees) which may be suffered or incurred by any Non-Assignable Customer Contracts Indemnitee arising out of claims made by a Non-Assignable Customer Counterparty relating to Seller’s providing Purchaser and/or the relevant Designated Purchaser with the interests, benefits and rights under the relevant Non-Assignable Customer Contract during the Non-Assignable Period.”

8.	GDNT Licenses. Section 5.25 is hereby amended by (i) deleting the second sentence thereof and (ii) renumbering such Section as Section 5.25(a).

9.	GDNT Right of First Refusal. The following shall be added as section 5.25(b):

“Should NNL and/or Nortel Networks (China) Limited offer to sell their interests in Guangdong-Nortel Telecommunications Equipment Co. Ltd. (“GDNT”) to other shareholders therein pursuant to the GDNT joint venture agreement, and if any of such interests of NNL and/or Nortel Networks (China) Limited are not acquired by such other shareholders, then Purchaser (or its designated Affiliates) will have the right to acquire such unpurchased interests on the same terms and conditions as those offered to such other shareholders.”

10.	Assumed Liabilities.

(a)	Section 2.1.3(m) is hereby amended such that the last word, “and”, is deleted;

(b)	Section 2.1.3(n) is hereby amended such that the period at the end of the section is replaced with “; and”;

(c)	The following shall be added as Section 2.1.3(o):

“with respect to any CDMA Products supplied under any Bundled Contract with a customer of a Seller prior to the Closing Date that is amended in accordance with Section 5.16: (i) any obligations under any warranty liabilities relating to such CDMA Products, but excluding any Cure Costs payable pursuant to Section 2.1.7; (ii) any Liabilities arising from or in connection with any non-cash incentives relating to such Bundled Contract; and (iii) Liabilities arising from the requirement to provide maintenance services in connection with such CDMA Products.”

11.	Joint and Several Liability.

(a)	Section 2.4(a) is hereby amended by deleting the final sentence thereof.

(b)	Section 5.32 is hereby amended by deleting the final sentence thereof.

12.	Confidentiality. Section 5.11 is hereby amended by: (i) adding the words “and Section 5.24(d)” to the last sentence after the words “Section 5.24(c)”, (ii) renumbering such Section as Section 5.11(a), and (iii) adding the following as Section 5.11(b):

“To the extent a copy of any Bundled Contract is provided to Purchaser or a Designated Purchaser pursuant to Section 5.16 or otherwise, Purchaser or such Designated Purchaser shall not use or disclose any information therein concerning a business of a Seller other than the Business (such information, “Non-Business Information”), including, without limitation, information related to product pricing, pricing strategy, production levels, production capacity or product inventories, current bids or potential bids for particular products or services, plans relating to the production, distribution, marketing, or introduction dates of specific products, including proposed territories and potential customers, matters relating to actual or potential suppliers or customers, current or project costs of procurement, development, manufacture or product research and development efforts of any specific product; provided, however, that Non-Business Information shall not include information that (i) was rightfully in Purchaser’s or a Designated Purchaser’s possession without a duty of confidentiality before receipt from Seller, (ii) is or has been disclosed publicly through no fault of Purchaser or a Designated Purchaser and without breach of any third parties’ confidentiality obligations, (iii) is rightfully received by Purchaser or a Designated Purchaser without a duty of confidentiality, (iv) is independently developed by Purchaser or a Designated Purchaser without access to the Non-Business Information, as substantiated by written records or other documentation of Purchaser or such Designated Purchaser, or (v) is disclosed by Purchaser or a Designated Purchaser with a Seller’s or it successor or assigns’ prior written approval. Furthermore, the rights of the Sellers under this Section 5.11(b) shall inure to the benefit of any buyer of a business of the Seller to which such Non-Business Information relates. Notwithstanding the foregoing, Purchaser or the relevant Designated Purchaser shall not be deemed in breach hereunder in the event that Purchaser or such Designated Purchaser is required by applicable law, regulation, legal process, or the regulations or rules of the stock exchange, or requested by a regulatory body, agency or stock exchange, to disclose any of the Non-Business Information.”

13.	Access to Books and Records. The following shall be added as Section 5.24(d).

“After Closing, the Purchaser shall, and shall cause the Designated Purchasers to, provide to the Sellers reasonable access to the personal computers transferred by Sellers hereunder during normal business hours so that the Sellers may copy, to the extent required by Law or for a bona fide legal purpose, any information that was saved on the hard drives of such computers prior to the Closing; provided, however, that, (i) any such access shall be conducted at Sellers’ expense, in accordance with Law (including any applicable Antitrust Law and Bankruptcy Law), under the supervision of the Purchaser’s or the applicable Designated Purchaser’s personnel and in a manner as to maintain confidentiality and not interfere with the normal operations of the business of the Purchaser and its Affiliates, (ii) the Purchaser and the Designated Purchasers will not be required to provide to the Sellers access, or the right to copy, any such information where prohibited by applicable Laws, and (iii) the Purchaser and the Designated Purchasers shall have no obligation to provide any assistance to the Sellers with respect to the foregoing unless the Sellers pay all of the Purchaser’s (or the relevant Designated Purchaser’s) reasonable costs and expenses in connection with the foregoing, including a reasonable per diem rate for access to employees of the Purchaser (or the relevant Designated Purchaser) (based on the total compensation of the employee at the time access is provided).”

14.	Affiliates of Sellers. The following shall be added as Section 5.35:

“The Sellers shall cause their respective Affiliates to comply with the terms and conditions of this Agreement that impose obligations on such Affiliates as the context requires to carry out the provisions of this Agreement and give effect to the transactions contemplated herein.”

15.	New Assigned Patents. The following shall be added as Section 5.36.

“The Sellers agree to review, within thirty (30) days of the Closing Date, the 16 patent applications listed in Section 5.36 of the Sellers Disclosure Schedule to determine whether they are predominantly used in the CDMA Business as of the Closing Date; it being understood that in making such determination the Sellers will use the same standard and evaluation mechanism as applied to determine assignability of the Assigned Patents. The Sellers shall notify the Purchaser in writing not later than forty (40) days after the Closing Date whether any of the patent applications listed in Section 5.36 of the Sellers Disclosure Schedule were found by Sellers, based on the foregoing review, to be predominantly used in the CDMA Business as of the Closing Date (such predominantly-used patent applications, if any, the “New Assigned Patents”). The Sellers shall assign all their right, title and interest in the New Assigned Patents to the Designated Purchaser as soon as practicable after delivery of the foregoing notice (and shall use reasonable efforts to cause their employees who own any New Assigned Patents, if any, to assign their right, title and interest to Designated Purchaser), provided that the Parties hereby agree that all New Assigned Patents are deemed “Licensed-Back Purchased Intellectual Property” and are licensed to Sellers pursuant to the Intellectual Property License Agreement. This Section 5.36 shall not apply to any Patents other than those listed in Section 5.36 of the Sellers Disclosure Schedule.”

16.	Technical Escrow. Section 6.5(b) is hereby deleted in its entirety and replaced with the following:

“At any time within the ten (10) years immediately following the Closing, the Sellers may cause copies of Restricted Technical Records to be placed into escrow with the Records Custodian, who shall hold such Restricted Technical Records for a term ending no later than ten (10) years after the Closing Date in accordance with an escrow agreement between the Purchaser (or the relevant Designated Purchaser, as applicable), the Sellers and the Records Custodian, in form satisfactory to the Purchaser (or the relevant Designated Purchaser) and the Main Sellers. The Purchaser (or the relevant Designated Purchaser) shall have no obligation to provide any assistance to the Sellers with respect to placing copies of Restricted Technical Records into escrow unless the Sellers pay all of the Purchaser’s (or the relevant Designated Purchaser’s) reasonable costs and expenses in connection with the foregoing, including a reasonable per diem rate for access to former employees of NNL or Nortel Networks Technology Corporation (“NNTC”), as the case may be (based on the total compensation of the employee at the time access is provided). The escrow agreement will provide for access to the copies of the Restricted Technical Records only by the relevant Canadian Tax Authority or by Tax advisors of any purchaser (“Tax Credit Purchaser”) of the scientific research and experimental development tax credits of the Sellers under the Income Tax Act (Canada), and only if such advisors have executed an appropriate confidentiality agreement in form satisfactory to the Purchaser (or the relevant Designated Purchaser). The access permitted by the escrow agreement shall be only for the limited purpose of defending any audit, claim or action by any Canadian Tax Authority in respect of the characterization of expenditures by NNL or NNTC as qualified expenditures on scientific research and experimental development for purposes of the applicable provisions of the Income Tax Act (Canada) (“Qualified Expenditures”).”

17.	Employee Matters.

(a)	The definition of “Accrued Vacation Amount” is hereby amended to include the following words after the words “Transferring Employee”:

“(other than a Transferring Employee located in Mexico)”.

(b)	The definition of “Employee Transfer Date” is hereby deleted in its entirety and replaced with the following:

“Employee Transfer Date” means, (i) with respect to each jurisdiction other than Mexico where Employees will become Transferring Employees in accordance with this Agreement, 12:01 a.m. local time in such jurisdiction on the day on which the employment of a Transferring Employee commences with the Purchaser or its Designated Purchaser as provided for in this Agreement and the Transferring Employee Agreement and (ii) with respect to Mexico, 12:01 a.m. local time on the day following the Closing Date or such later date is agreed to in writing by the Parties.”

(c)	Section 7.2(b) is hereby amended as follows:

(i)	The following words shall be deleted from Section 7(b)(i):

“(other than the Accrued Vacation Amount accrued and unused by such Transferring Employee in the year in which the Employee Transfer Date occurs)”; and

(ii)	The following words shall be deleted from Section 7.2(b)(ii):

“Canada or”.

(d)	Section 7.3(c) is hereby amended and restated in its entirety as follows:

“Within fourteen (14) days following the Employee Transfer Date, except to the extent prohibited by applicable data privacy Laws and subject to consent by such Employee in his or her written offer of employment, or as otherwise required by Law, the Sellers shall provide the Purchaser or the Designated Purchaser with (i) certain mutually agreed HR and Payroll SAP employee data as stored in Sellers SAP system with respect to each Transferring Employee and (ii) Employee Records (or a copy thereof) of Transferring Employees employed in China, Mexico and the province of Quebec in Canada.”

(e)	Section 7.3(e) shall be amended as follows:

(i)	the word “or” immediately preceding “(ii)” shall be deleted; and

(ii)	the following words shall be added after the words “Transition Services Agreement”:

“or (iii) otherwise agreed to in writing by the Sellers.”

18.	Exhibits and Seller Disclosure Schedules. Exhibit A to the Agreement and Sections 1.1(b), 1.1(d), 1.1(g), 1.1(h), 2.1.5(a), 2.1.5(b), 2.1.5(c), 2.1.6(a), 2.1.6(b), 4.4(a)(v), 4.9(a), 4.11(b), 4.11(d), 4.11(j), 4.11(k), 5.16, 5.27, 7.2(b)(ii) and 10.15(a)(i) to (a)(iii) of the Sellers Disclosure Schedule are hereby deleted and replaced in their entirety by Exhibit A and Schedules 1.1(b), 1.1(d), 1.1(g), 1.1(h), 2.1.5(a), 2.1.5(b), 2.1.5(c), 2.1.6(a), 2.1.6(b), 4.4(a)(v), 4.9(a), 4.11(b), 4.11(d), 4.11(j), 4.11(k), 5.16, 5.27, 7.2(b)(ii) and 10.15(a)(i) to (a)(iii), respectively, attached hereto. Section 1.1(h)(A) of the Sellers Disclosure Schedule and Section 5.36 of the Sellers Disclosure Schedule, attached hereto, is hereby added to the Sellers Disclosure Schedule.

19.	Effectiveness. This Amendment No. 2 shall become effective as of the date first written above (the “Second Amendment Effective Date”).

20.	Reference to and Effect on the Agreement.

(a)	On or after the Second Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment No. 2.

(b)	Except as amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

21.	Counterparts. This Amendment No. 2 may be executed in any number of counterparts, each of which will be an original and all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 2 by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.

22.	Governing Law. The interpretation of this Amendment No. 2, and any questions, claims, disputes, remedies or Actions arising from or related to this Amendment No. 2, and any relief or remedies sought by any party hereunder, shall be governed exclusively by the Laws of the State of New York applicable to Contracts made and to be performed in that State and without regard to the rules of conflict of laws of any other jurisdiction. Any Action arising out of or relating to this Amendment No. 2 shall be resolved in accordance with Section 10.6 of the Asset Sale Agreement.

[Remainder of this page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have duly entered into this Amendment No. 2 as of the date first written above.

NORTEL NETWORKS CORPORATION

By:	/s/ John Doolittle
Name: John Doolittle
Title: Senior Vice-President, Finance and Corporate Services

By:	/s/ Anna Ventresca
Name: Anna Ventresca
Title: General Counsel – Corporate and Corporate Secretary

NORTEL NETWORKS LIMITED

By:	/s/ John Doolittle
Name: John Doolittle
Title: Senior Vice-President, Finance and Corporate Services

By:	/s/ Anna Ventresca
Name: Anna Ventresca
Title: General Counsel – Corporate and Corporate Secretary

NORTEL NETWORKS INC.

By:	/s/ Anna Ventresca
Name: Anna Ventresca
Title: Chief Legal Officer

TELEFONAKTIEBOLAGET L M ERICSSON (PUBL)

By:	/s/ Per Oscarsson
Name: Per Oscarsson
Title: Authorized Signatory

By:	/s/ Richard Gullbo
Name: Richard Gullbo
Title: Authorized Signatory